Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-218739) pertaining to the Erie Indemnity Company Incentive Compensation Deferral Plan,
(2)Registration Statement (Form S-8 No. 333-188244) pertaining to the Erie Indemnity Company Equity Compensation Plan,
(3)Registration Statement (Form S-8 No. 333-148705) pertaining to the Erie Indemnity Company Deferred Compensation Plan for Outside Directors,
(4)Registration Statement (Form S-8 No. 333-285403) pertaining to the Erie Indemnity Company Deferred Stock Plan for Outside Directors,
(5)Registration Statement (Form S-8 No. 333-285404) pertaining to the Erie Indemnity Company Equity Compensation Plan

of our reports dated February 23, 2026, with respect to the consolidated financial statements of Erie Indemnity Company and the effectiveness of internal control over financial reporting of Erie Indemnity Company included in this Annual Report (Form
10-K) of Erie Indemnity Company for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Indianapolis, Indiana
February 23, 2026